Exhibit 23.2

CONSENT OF UHY LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

TranSwitch Corporation

We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-131772) of TranSwitch Corporation of our report dated February 20, 2006 relating to the financial statements, financial statement schedule and effectiveness of internal controls over financial reporting and to the reference to us under the caption “Experts” in the Prospectus.

UHY LLP

New Haven, Connecticut

March 14, 2006